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                                                                EXHIBIT 10(d)

105
061587
KDS
                              CONSULTING AGREEMENT
                              --------------------

       THIS AGREEMENT made this 23rd day of June, 1987, by and between CLEVELAND-CLIFFS INC, an Ohio corporation (hereinafter referred to as "Cliffs"), and SAMUEL K. SCOVIL of Gates Mills, Ohio (hereinafter referred to as "Consultant").

                              W I T N E S S E T H:

       WHEREAS, Cliffs wishes to engage Consultant's services as specified herein, and Consultant is ready, willing and able to undertake the performance of such services.
       NOW, THEREFORE, the parties agree as follows:
       I.     AGREEMENT
              ---------
              Cliffs hereby agrees to retain the independent consulting and advisory services of Consultant with respect to his expertise as past Chief Executive Officer of Cliffs ("consulting and advisory services") and Consultant agrees to perform such consulting and advisory services in respect of the business affairs of Cliffs as Cliffs may from time to time request.
       II.    DUTIES OF CONSULTANT
              --------------------
              Consultant will render, at the specific request of the Chief Executive Officer of Cliffs, consulting and advisory services during the term of this Agreement and will provide Cliffs with the benefit of his special knowledge, skill, contacts, and business experience to the extent





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relevant to Cliffs' business; and, as such advisor and consultant, promote its financial welfare. All such consulting and advisory service assignments shall be made to Consultant by Cliffs' Chief Executive Officer or his designee.
       III.   SERVICES AND COMPENSATION
              -------------------------
              Consultant agrees to provide to Cliffs, when and to the extent reasonably required, consulting and advisory services during the term of this Agreement, and Cliffs agrees to pay Consultant at the rate of Twenty Thousand Dollars ($20,000.00) per year, payable quarterly in advance on the first day of January, April, July and October of each year.
       IV.    REIMBURSEMENT OF EXPENSES
              -------------------------
              In addition to the compensation referred to in Section III., Cliffs agrees to reimburse Consultant for all reasonable expenses as shall be incurred by him in the discharge of his duties hereunder. Consultant shall submit an expense statement to Cliffs from time for expenses incurred. Cliffs shall make prompt reimbursement there for, provided, however, that Consultant agrees he will secure the prior approval of Cliffs before making any unusual expenditures in the course of his services hereunder.
       V.     NON-DISCLOSURE OF INFORMATION
              -----------------------------
              Consultant shall keep secret and confidential such information pertaining to Cliffs, its activities, products, organization or internal affairs as Consultant may acquire while performing consulting and advisory services during the term of this Agreement. Consultant shall not, without the consent of Cliffs, during the term of this Agreement and any extensions hereof, and for a period of one (1) year thereafter, directly





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or indirectly, enter the employment of, or render consulting and advisory services to any person, partnership, association or corporation engaged in competition with Cliffs, or aid any such person, partnership, association or corporation engaged in competition with Cliffs regarding matters or subjects dealt with in furnishing such services hereunder.
       IV.    INDEPENDENT CONTRACTOR
              ----------------------
              Nothing in this Agreement shall be considered to create the relationship of employer and employee between Cliffs and Consultant, and Consultant shall at all times be deemed to be an independent contractor.
       VII.   AVAILABILITY
              ------------
              Consultant agrees that during the term of this Agreement he will keep Cliffs informed of his address and phone number or other place where he may be contacted.
       VIII.  COMPLIANCE WITH LAWS
              --------------------
              Consultant will comply with all applicable laws and regulations in the course of performing consulting and advisory services under this Agreement.
       IX.    ASSIGNMENT
              ----------
              Neither this Agreement nor any rights, interest or benefits hereunder may be assigned, transferred, sold, or pledged in any way by Consultant. Any such attempted assignment, transfer, sale, pledge, or other disposition of such rights, interest or benefits hereunder shall be null and void and without effect.
       X.     TERM
              ----
This Agreement shall become effective as of January 1, 1987 and, subject to the other provisions hereof, shall terminate on December





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31, 1996. This Agreement shall also terminate upon Consultant's earlier death whereupon the balance payable hereunder through December 31, 1996 shall immediately become due and be paid to Consultant's estate within ninety (90) days of the date of Consultant's death.
              Notwithstanding the above, the termination of this Agreement shall not terminate the obligations of Consultant as contained in Section V. above.
              IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

CLEVELAND-CLIFFS INC


By /s/ M.T. Moore                            /s/ Samuel K. Scovil
   ---------------------------              ---------------------
   Chief Executive Officer                  Consultant





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